Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-51085, 33-57822, 333-15379 and 333-27551 of Arizona Public Service Company on
Form S-3 and in Registration Statement No. 333-46161 of Arizona Public Service Company on Form S-8 of our report dated March 4, 1998, appearing in this Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona

March 26, 1998